EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 1, 2012 in the Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-179238) and related Prospectus of Guggenheim Defined Portfolios, Series 872.


                                                          /s/ Grant Thornton LLP
                                                              ------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
March 2, 2012